UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2025

SUNSHINE BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Colorado	001-41282	20-5566275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

333 Las Olas Way

CU4 Suite 433

Fort Lauderdale, FL 33301

(Address of principal executive offices) (zip code)

(954) 330-0684

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Common Stock, par value $0.001	SBFM	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	SBFMW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2025, Sunshine Biopharma Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the institutional investors named on the signature page thereto, pursuant to which the Company issued and sold, in a registered direct offering, 928,404 shares of its common stock, at a purchase price of $2.07 per share and pre-funded warrants to purchase up to 260,000 shares of common stock, at a purchase price of $2.06999 per pre-funded warrant.

The offering was made pursuant to that certain Registration Statement on Form S-3 (File No. 333-284142), which was originally filed on January 6, 2025, and declared effective by the Securities and Exchange Commission (the “SEC”) on January 15, 2025, including the Prospectus contained therein and a prospectus supplement dated April 2, 2025 filed with the SEC on April 3, 2025.

The closing of the offering occurred on April 3, 2025. The Company received net proceeds of approximately $1.8 million from the offering, after deducting the estimated offering expenses payable by the Company, including the placement agent fees. The Company intends to use the net proceeds from the offering for general corporate purposes, including working capital.

In connection with the offering, the Company entered into a placement agent agreement (the “Placement Agent Agreement”) with Aegis Capital Corp. (the “Placement Agent”), as the exclusive placement agent for the offering. The Company paid the Placement Agent a cash fee of 8% of the aggregate gross proceeds received in the offering and reimbursed certain expenses of the Placement Agent.

The foregoing summaries of the Purchase Agreement and the Placement Agent Agreement do not purport to be complete and are subject to, and qualified in their entirety by, copies of such documents which are filed as exhibits to this report and are incorporated by reference herein.

Sichenzia Ross Ference Carmel LLP, securities counsel to the Company, and Andrew I. Telsey, P.C., corporate counsel to the Company, delivered opinions as to the legality of the issuance and sale of the shares and pre-funded warrants, and enforceability of the pre-funded warrants, as applicable, copies of which are filed as exhibits to this report.

Item 8.01 Other Events.

On April 2, 2025, the Company issued a press release announcing the pricing of the offering. On April 3, 2025, the Company issued a press release announcing the closing of the offering. Copies of the press releases are filed as exhibits to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Andrew I. Telsey, P.C.
5.2	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Form of Securities Purchase Agreement
10.2	Placement Agent Agreement
10.3	Form of Pre-Funded Warrant
99.1	Press Release, dated April 2, 2025
99.2	Press Release, dated April 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2025	SUNSHINE BIOPHARMA INC.

By: /s/ Dr. Steve N. Slilaty
Dr. Steve N. Slilaty Chief Executive Officer

3